 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-225452
The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or salethereof is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated February 27, 2019
PROSPECTUS SUPPLEMENT           , 2019
(To Prospectus dated June 6, 2018)
$
    % Senior Notes due 2049
We are offering $     aggregate principal amount of    % Senior Notes due 2049 (the “notes”). Interest on the notes will accrue from, and including,            , 2019 and will be paid semi-annually in arrears on      and      of each year, commencing on            , 2019. The notes will mature on            , 2049. We may at our option redeem the notes in whole or in part at the applicable redemption price described under “Description of Senior Notes — Optional Redemption” on page S-10. The notes will be our unsecured senior obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries. The notes will be issued only in registered form in denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and page 18 of our Annual Report on Form 10-K for the year ended December 31, 2018 to read about important factors you should consider before buying the notes.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from            , 2019 if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about            , 2019.

Joint Book-Running Managers
RBC Capital Markets	Wells Fargo Securities
BofA Merrill Lynch

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in the accompanying prospectus under the heading “Where You Can Find More Information.”
You only should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in both is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed or may change, as applicable.
This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the notes, including the merits and risks involved.
Neither we nor the underwriters are making any representation to any purchaser of the notes regarding the legality of the purchaser’s investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.
In this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “SIGI,” “we,” “us” and “our” refer to Selective Insurance Group, Inc., a New Jersey corporation, and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.
Prohibition of Sales to European Economic Area Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive EU 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purpose of the Prospectus Directive as implemented in Member States of the EEA. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to Qualified Investors.
S-ii

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FMSA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
S-iii

SUMMARY
Selective Insurance Group, Inc., through its subsidiaries, is a super-regional property and casualty insurance company with the customer service capabilities, product offering, and technical know-how of a national carrier.
We classify our business into four reportable segments:
•
Standard Commercial Lines — comprised of insurance products and services provided in the standard marketplace to commercial enterprises, which are typically businesses, non-profit organizations, and local government agencies. As of December 31, 2018, this business represents 79% of our total insurance segments’ net premiums written (“NPW”) and is sold in 27 states and the District of Columbia.

•
Standard Personal Lines — comprised of insurance products and services provided primarily to individuals acquiring coverage in the standard marketplace. As of December 31, 2018, this business represents 12% of our total insurance operations’ NPW and is sold in 15 states. Standard Personal Lines includes flood insurance coverage. We are the fifth largest writer of this coverage through the National Flood Insurance Program and write flood business in all 50 states and the District of Columbia.

•
Excess and Surplus Insurance Operations — comprised of insurance products and services provided to customers who have not obtained coverage in the standard marketplace. We currently only write commercial lines excess and surplus coverages and, as of December 31, 2018, this business represents 9% of our total insurance operations’ NPW and is sold in all 50 states and the District of Columbia; and

•
Investments — invests the premiums collected by our insurance operations, as well as amounts generated through our capital management strategies, which include the issuance of debt and equity securities.

We conduct our insurance operations, manage our investments and administer federal flood insurance products and services through one or more of the following subsidiaries (collectively, the “Insurance Subsidiaries”):
•
Selective Insurance Company of America;

•
Selective Way Insurance Company;

•
Selective Auto Insurance Company of New Jersey;

•
Selective Insurance Company of the Southeast;

•
Selective Insurance Company of South Carolina;

•
Selective Insurance Company of New York;

•
Mesa Underwriters Specialty Insurance Company;

•
Selective Insurance Company of New England;

•
Selective Casualty Insurance Company; and

•
Selective Fire and Casualty Insurance Company.

We were incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”
Because we are a holding company, we rely on our subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict the amount of dividends or other distributions that the Insurance Subsidiaries may pay to us.
Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

SUMMARY OF THE OFFERING
The following summary highlights information contained elsewhere in this prospectus supplement. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the notes, see “Description of Senior Notes” beginning on page S-9 of this prospectus supplement and “Description of Debt Securities” beginning on page 10 of the accompanying prospectus.
Issuer
Selective Insurance Group, Inc.
Securities Offered
$      aggregate principal amount of   % Senior Notes due 2049.
Use of Proceeds
We intend to use the net proceeds from this offering to redeem all $185 million aggregate principal amount of our 5.875% Senior Notes due 2043 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any remaining net proceeds will be used for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Maturity Date
           , 2049
Interest Rate and Payment Dates
  % per annum payable semi-annually in arrears on      and      of each year, commencing on            , 2019.
Ranking; Structural Subordination
The notes will be our unsecured senior obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries.
As of December 31, 2018, after giving effect to this offering and the planned use of proceeds therefrom, we would have had an aggregate of  $      million of senior indebtedness outstanding, no secured indebtedness outstanding, and a total of  $30.0 million available under our line of credit with Wells Fargo Bank, National Association, as administrative agent, and Branch Banking and Trust Company (BB&T) (our “Line of Credit”). As of December 31, 2018, our subsidiaries had approximately $110.0 million of long-term indebtedness outstanding and no short-term indebtedness outstanding. Our subsidiaries also have liabilities associated with insurance policies issued by the subsidiaries, reinsurance obligations and other trade payables and expenses.
Optional Redemption
Prior to            , 2048 (six months prior to the maturity date), we have the option to redeem the notes in whole at any time or in part from time to time at the applicable redemption price described on page S-10 under “Description of Senior Notes — Optional Redemption.”
On or after            , 2048 (six months prior to the maturity date), the notes may be redeemed, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Form and Denomination
The notes will be issued in fully registered form in denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
Trustee and Paying Agent
U.S. Bank National Association
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. To read about important factors you should consider before buying the notes, see “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and page 18 of our Annual Report on Form 10-K for the year ended December 31, 2018.

RISK FACTORS
Before making a decision to invest in the notes, you should carefully consider the following risk factors and the risks described in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks a prospective investor should consider that are generally relevant to the investor or are specific to the investor’s own particular circumstances. If any of the matters included in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risk Factors Related to the Offering
As a holding company, we depend on the operations of our subsidiaries, including our Insurance Subsidiaries, to meet our obligations, including our obligations under the notes.
The notes are exclusively obligations of Selective Insurance Group, Inc. We are a holding company and a legal entity separate and distinct from our subsidiaries. We conduct substantially all our operations through our subsidiaries. As a holding company without significant operations of our own, our principal sources of funds are dividends and other distributions from our subsidiaries. Subject to existing or future contractual obligations between us and our subsidiaries, our subsidiaries have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. State insurance laws also limit the ability of insurance companies to pay dividends or other distributions and require insurance companies to maintain specified levels of statutory capital and surplus. Additionally, payment of dividends by our Insurance Subsidiaries may require prior regulatory notice or approval. Consequently, our ability to pay debts, including our obligations under the notes, and other liabilities and expenses may be limited.
The notes will be effectively subordinated to all of our future secured debt and structurally subordinated to all existing and future liabilities of our subsidiaries.
The notes will be unsecured, general obligations of ours. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to claims of our existing and future secured creditors to the extent of the value of the assets securing that indebtedness and structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.
Holders of any future secured indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. If any of our assets are distributed or paid in any dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness may assert rights against any assets securing such indebtedness in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that ranks equally in right of payment with the notes, and potentially with all our other general creditors, based on the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness. In addition, the indenture governing the notes permits us to incur additional debt, including secured debt.
Our rights to participate in any distribution of subsidiary assets are subject to prior claims of policyholders and creditors (except to the extent that our rights, if any, as a creditor are recognized). Therefore, in the event of the insolvency or liquidation of a subsidiary, following the subsidiary’s payment of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. If a subsidiary defaults under any credit arrangement or other indebtedness, its creditors could accelerate such debt prior to such subsidiary distributing amounts to us that we could use to make payments on the notes. In addition, if we caused a subsidiary to pay to us a dividend to make payment on the notes, and such dividend were determined to be a fraudulent transfer, holders of the notes would be required to return the payment to the subsidiary’s creditors. As of December 31, 2018, our subsidiaries had approximately $110.0 million of long-term indebtedness outstanding and no short-term indebtedness outstanding. Our subsidiaries also have liabilities associated with insurance policies issued by the subsidiaries, reinsurance obligations and other trade payables and expenses.
Our credit ratings may not reflect all risks of your investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings, including any announcement that our ratings are under further review by one or more rating agencies, will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of all risks relating to the notes. Credit ratings are limited in scope and an explanation of the rating’s significance may be obtained from the issuing rating agency. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
Except for certain limitations on liens on stock of Restricted Subsidiaries, the indenture does not contain restrictive covenants. Therefore, holders of the notes may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or other transaction in the future.
Except for certain limitations on liens on stock of Restricted Subsidiaries, the indenture under which the notes will be issued does not contain restrictive covenants. The indenture does not contain:
•
any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations, whether secured or unsecured (other than a limitation on liens on the capital stock of our Restricted Subsidiaries), or from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

•
any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common stock of the subsidiary held by us;

•
any financial ratios or specified level of net worth to which we or our subsidiaries must adhere;

•
any restrictions on our ability to pledge our assets as collateral or otherwise encumber our assets, except for a limitation on liens on the capital stock of our Restricted Subsidiaries (see “Description of Senior Notes — Certain Covenants — Limitation on Liens on Stock of Restricted Subsidiaries”); or

•
any restrictions on our ability to contribute our assets to subsidiaries.

As a result, the indenture may not sufficiently protect holders of notes if we are involved in a highly leveraged transaction, reorganization, restructuring, merger or other transaction.
An active after-market for the notes may not develop.
The notes constitute a new issue of securities with no established trading market. An active after-market for the notes may not develop or be sustained, and holders of the notes may not be able to sell their notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any such market-making at any time without notice.
The market prices of the notes may be volatile.
The market prices of the notes will depend on many factors, including, but not limited to, the following:
•
credit ratings on our debt securities assigned by rating agencies;

•
the time remaining until maturity of the notes;

•
the prevailing interest rates being paid by other companies similar to us;

•
our results of operations, financial condition and prospects; and

•
the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Redemption may adversely affect your return on the notes.
We have the right to redeem the notes at the price and on the terms set forth in this prospectus supplement. We may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of such notes.

USE OF PROCEEDS
We estimate the net proceeds from the sale of the notes will be approximately $      million, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to redeem all $185 million aggregate principal amount of our 5.875% Senior Notes due 2043 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. Any remaining net proceeds will be used for general corporate purposes.
The 5.875% Senior Notes due 2043 bear interest at a rate of 5.875% per year and mature on February 9, 2043.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2018 on an actual basis and as adjusted to give effect to this offering and the anticipated use of proceeds therefrom.
You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2018
	Actual	As Adjusted
	(in thousands, except per share and share numbers)
Cash and cash equivalents	$505
Debt (including current portion)
7.25% Senior Notes due 2034	49,700
6.70% Senior Notes due 2035	99,069
5.875% Senior Notes due 2043	180,771
1.61% borrowings from FHLBNY	25,000
1.56% borrowings from FHLBNY	25,000
3.03% borrowings from FHLBI	60,000
Notes offered hereby	—
Total debt(a)	439,540
Stockholders’ equity
Preferred stock, no par value per share; 5,000,000 shares authorized; no shares issued or outstanding	—
Common stock, $2.00 par value per share; 360,000,000 shares authorized; 102,848,394 shares issued	205,697
Additional paid-in capital	390,315
Retained earnings(a)	1,858,414
Accumulated other comprehensive loss	(77,956)
Treasury stock at cost (43,899,840 shares)	(584,668)
Total stockholders’ equity	1,791,802
Total capitalization	$2,231,342

(a)
The “as adjusted” retained earnings reflects the after-tax impact of the write-off of the unamortized debt issue costs associated with the redemption of the 5.875% Senior Notes due 2043 to be redeemed with the net proceeds of this offering.

DESCRIPTION OF SENIOR NOTES
The following description of the particular terms of the notes supplements the description of the general terms and provisions of debt securities, including the notes, set forth in the accompanying prospectus. Reference is made to the accompanying prospectus for a summary of certain additional provisions of the notes.
The notes will be issued as a separate series of senior debt securities under the indenture, dated as of February 8, 2013, as supplemented by a second supplemental indenture, which we will enter into in connection with this offering, between Selective Insurance Group, Inc. and U.S. Bank National Association, as trustee (the “indenture”). We urge you to read the indenture because it, and not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See “Where You Can Find More Information” in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus and the indenture.
General
We will initially issue $      aggregate principal amount of the notes. The notes will be issued in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
The notes will bear interest at the rate of  % per annum. Interest will accrue from            , 2019, or from the most recent interest payment date to which we paid or duly provided for interest. We will pay interest on the notes semi-annually on            and            of each year, commencing            , 2019. Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on             and            , as the case may be, whether or not a business day, immediately preceding the relevant interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The notes will mature on            , 2049.
If any date on which interest is payable on the notes is not a business day, then payment of principal and interest will be made on the next business day as if it were made on the date the payment was due. No interest will accrue due to any such delay in payment on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.
The notes will be represented by one or more global notes deposited with or on behalf of The Depository Trust Company (“DTC”), or a nominee thereof. The trustee will initially act as paying agent and registrar for the notes. Except as otherwise provided in the indenture, the notes will be registered in the name of that depositary or its nominee. We will pay principal and interest on the notes to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note. As provided by the indenture, at our option, interest may be paid at the trustee’s corporate office or by check mailed to the registered address of the holder of record. See “Book-Entry System” below and in the accompanying prospectus.
Our Insurance Subsidiaries are subject to supervision and regulation by the insurance regulatory authorities in the various jurisdictions in which they conduct business. Regulation is intended for the benefit of policyholders rather than shareholders or holders of debt securities. Insurance regulatory authorities have broad regulatory, supervisory and administrative powers relating to solvency standards, licensing, policy rates and forms and the form and content of financial reports. Regulatory actions may affect our ability to implement our business objectives. Also, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “We are a holding company and our ability to declare dividends to our shareholders, pay indebtedness, and enter into affiliate transactions may be limited because our Insurance Subsidiaries are regulated,” we are limited in the amount of dividends that our Insurance Subsidiaries can pay us without regulatory notice or approval.

Ranking of the Notes; Structural Subordination
The notes will be our unsecured senior obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. In addition, we are structured as a holding company and conduct most of our business operations through our subsidiaries. The notes will be effectively subordinated to claims of our existing and future secured creditors to the extent of the value of the assets securing that indebtedness and structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.
As of December 31, 2018, after giving effect to this offering and the planned use of proceeds therefrom, we would have had an aggregate of   $     million of senior indebtedness outstanding, no secured indebtedness outstanding, and a total of   $30.0 million available under our Line of Credit.
As of December 31, 2018, our subsidiaries had approximately $110.0 million of long-term indebtedness outstanding and no short-term indebtedness outstanding. Our subsidiaries also have liabilities associated with insurance policies issued by the subsidiaries, reinsurance obligations and other trade payables and expenses.
Optional Redemption
Prior to the Par Call Date, we may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:
•
100% of the principal amount of the notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (assuming, that the notes being redeemed matured on the Par Call Date), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus      basis points.

On or after the Par Call Date, we may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed.
In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, that the notes being redeemed matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, as determined by us, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, as determined by us, or (3) if we obtain only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
“Par Call Date” means            , 2048 (six months prior to the maturity date of the notes).
“Reference Treasury Dealer” means each of  (1) RBC Capital Markets, LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective affiliates or successors, unless any of them ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer and (2) two other Primary Treasury Dealer(s) we select in connection with the particular redemption, and its affiliates or successors, provided that if at any time any of the above is not a Primary Treasury Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by us on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of  “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.
Notice of redemption will be mailed or electronically delivered at least 15 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected according to DTC procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note.
Certain Covenants
Limitation on Liens on Stock of Restricted Subsidiaries
The terms of the notes provide that we and our Restricted Subsidiaries may not incur any indebtedness secured by a lien on the capital stock of a Restricted Subsidiary unless the notes are secured equally and ratably with that indebtedness.
For purposes of this covenant:
“lien” means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property under a lease that is not in the nature of a conditional sale or title retention agreement); and
“Restricted Subsidiary” means any subsidiary that is incorporated under the laws of any state of the United States or of the District of Columbia except a subsidiary (a) that has total assets which are less than 20% of our and our consolidated subsidiaries’ total assets (including that subsidiary) on the most recent fiscal year-end balance sheets of the subsidiary and our and our consolidated subsidiaries or (b) that, in the judgment of our Board of Directors, as evidenced by a Board of Directors’ resolution, is not material to our and our consolidated subsidiaries’ financial condition, taken as a whole. As of the date of this prospectus supplement, Selective Insurance Company of America meets the definition of Restricted Subsidiary.
Modification
In addition to changes to the indenture listed under “Modification and Waiver of the Debt Securities” in the accompanying prospectus, the following changes cannot be made without the consent of each holder of notes:
•
change in the redemption price;

•
change in the date prior to which no redemption may be made; or

•
change the currency for payment of principal of, or premium, if any, or interest on the notes to anything other than United States dollars.

Discharge and Defeasance
We may discharge or defease our obligations under the indenture as set forth below.
We may discharge certain obligations to holders of the notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of notes payable only in U.S. dollars, U.S. government obligations (as defined in the indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of   (and premium, if any) and interest on such notes.
We may elect to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest the notes to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance, we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent with respect to such defeasance have been complied with.
Book-Entry System
Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of DTC, and registered in the name of DTC or a nominee thereof. Purchasers of the notes will hold beneficial interests in the notes only through DTC, or through the accounts that Clearstream Banking, S.A. and Euroclear Bank SA/NV maintain as participants in DTC.
The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the notes in global form.
Further Issues
From time to time, without notice to or the consent of the registered holders of the notes, we may create and issue further notes ranking pari passu with, and having the same terms as, these notes, in all material respects, except for (i) the issue date and public offering price or payment of interest accruing prior to the issue date of such further notes or (ii) the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with the notes offered hereby, provided that such further notes are fungible for U.S. federal income tax purposes with these notes.
Additional Terms
For additional important information about the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:
•
additional information on the terms of the notes;

•
general information on the indenture and trustee;

•
a description of the limitation on consolidation, merger, conveyance or transfer of assets; and

•
a description of events of default under the indenture.

Governing Law
The indenture and the notes offered for sale by this prospectus supplement shall be governed by the laws of the State of New York.

The Trustee
U.S. Bank National Association is acting as trustee under the indenture, and has also been appointed by us to act as the initial registrar and paying agent for the notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the accompanying prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
U.S. Bank National Association sometimes acts as trustee, registrar or paying agent in connection with other obligations issued by us and our subsidiaries and is currently acting as a trustee, registrar and paying agent in connection with certain debt obligations we previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial and investment banking services for us or our subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by a Non-U.S. Holder (as defined below) that purchases the notes pursuant to and at the price indicated on the cover of this prospectus supplement and holds the notes as “capital assets” (generally, property held for investment purposes) for U.S. federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this offering memorandum and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.
This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), or to persons that will hold the notes as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences applicable to them in their particular circumstances.
For the purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States, (ii) a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code, or (v) a partnership or other entity or arrangement treated as a partnership.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Interest
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (1) such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if required under an applicable treaty, such interest is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and (2) the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) is not a controlled foreign corporation related to the Company (within the meaning of the Code), and (c) certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and that no withholding is required pursuant to Foreign Account Tax Compliance Act (“FATCA”) (discussed below), and provides its name, address and certain other required information or certain other certification requirements are satisfied.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable treaty, and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements.
If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder and, if required under an applicable treaty, such interest is attributable to a permanent establishment or fixed base within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.
Sale, Exchange, Retirement or Other Disposition of the notes
Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “— Interest income,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, retirement or other disposition of the notes unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States, or (2) in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are satisfied.
Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange, retirement or other disposition of the notes will be subject to a flat 30% tax on the gain derived from such sale, exchange, retirement or other disposition, which may be offset by certain U.S.-source capital losses.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. We will not pay any additional amounts to investors in respect of any amounts withheld. Prospective investors are urged to consult their own tax advisors regarding the possible implications of these rules on an investment in the notes.

ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (an “ERISA plan”) should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.
Section 406 of ERISA and Section 4975 of the Code, prohibit ERISA plans, as well as individual retirement accounts and other plans and arrangements to which Section 4975 of the Code applies (with ERISA plans, “plans”), from engaging in specified transactions involving “plan assets,” including transactions involving fiduciary conflicts of interest, and transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in excise excise taxes and other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.
We, our affiliates and the underwriters and their affiliates each may be considered a party in interest with respect to many plans. Special caution, therefore, should be exercised before the notes are purchased by a plan. Among other things, the fiduciary of the plan should consider whether exemptive relief is available under an applicable statutory or administrative exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include:
•
PTCE 96-23, for specified transactions determined by in-house asset managers;

•
PTCE 95-60, for specified transactions involving insurance company general accounts;

•
PTCE 91-38, for specified transactions involving bank collective investment funds;

•
PTCE 90-1, for specified transactions involving insurance company pooled separate accounts; and

•
PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Section 408(b)(17) of ERISA also provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto, or an affiliate thereof) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if the plan neither receives less, nor pays more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) in connection with the transaction. Each exemption is subject to various requirements and limitations, and there can be no assurances that any of the above-described exemptions, or any other exemption or exception from the prohibited transaction rules will apply with respect to any plan’s investment in notes.
By purchasing or holding the notes or any interest in the notes, any purchaser or holder of the notes (including any interest in a note) will be deemed to have represented either of the following statements:
•
no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan; or

•
the purchase and holding of the notes by such purchaser or holder will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Neither we nor our affiliates or the underwriters and their affiliates, or any representatives thereof are undertaking or will undertake to provide impartial investment advice or to give advice in a fiduciary capacity with respect to a plan’s investment in the notes.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of any plan or with “plan assets” consult their legal counsel regarding the potential consequences under ERISA and the Code of acquiring and holding the notes and the availability of exemptive relief, including under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but they may be subject to other legal restrictions.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the prohibited transaction rules of ERISA or the Code and otherwise comply with the fiduciary standards of ERISA. The sale of any note to a plan is not a representation or recommendation by us or the underwriters that an investment in notes is appropriate or advisable for plans generally or for any particular plan.

UNDERWRITING
We and RBC Capital Markets, LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the underwriters for the offering named below, have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the notes. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase, the aggregate principal amount of the notes listed next to its name in the following table.
Underwriters	Principal Amount of Notes
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to certain dealers at such price less a concession not in excess of      % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of      % of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may change.
We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $     .
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to whether a trading market will develop for the notes or if one develops, as to the liquidity of any such trading market.
In connection with the offering, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities having relationships with us, for which they received or will receive customary fees and expenses. An affiliate of Wells Fargo Securities, LLC is an administrative agent under our Line of Credit.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, then such underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Directive; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase, or subscribe for, the notes.

United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, no person may offer or sell and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571) Hong Kong (the “SFO”) and the subsidiary legislation made thereunder), or (ii) in other circumstances which do not result in this prospectus supplement or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) Hong Kong (the “C(WUMP)O”) or do not constitute an offer or an invitation to the public for the purposes of the C(WUMP)O; and no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(i)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer occurs by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the offering, Selective Insurance Group, Inc., or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters regarding the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The PSLRA provides a safe harbor under the Securities Act of 1933, as amended, and the Exchange Act for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause us or the industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by use of the words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Factors that could cause our actual results to differ materially from those we have projected, forecasted or estimated in forward-looking statements are discussed in further detail in the section “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2018. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 15, 2019;

(b)
portions of our Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, filed with the SEC on March 26, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017; and

(c)
the descriptions of the common stock and preferred share purchase rights associated with the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updated those descriptions.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.
We will provide without charge upon written or oral request to each person, to whom this prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. Requests should be directed to:
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attention: Michael H. Lanza, Executive Vice President and General Counsel
Telephone: (973) 948-3000

PROSPECTUS
SELECTIVE INSURANCE GROUP, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS
From time to time, we may offer and sell, from time to time in one or more offerings, together or separately, any combination of:
•
common stock,

•
preferred stock,

•
debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible,

•
warrants to purchase common stock, preferred stock or debt securities,

•
subscription rights to purchase common stock, preferred stock, debt securities or other securities,

•
purchase contracts, and

•
purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
You should carefully consider the risks of an investment in our securities. Risk Factors begin on page 4. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “SIGI.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 6, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms the “Company,” “we,” “us” and “our” to refer to Selective Insurance Group, Inc. and its subsidiaries collectively.
ii

SUMMARY
This is only a summary and may not contain all of the information that is important to you. You should carefully read this prospectus, any accompanying prospectus supplement and any other offering materials, together with the information described under the heading “Where You Can Find More Information.”
Selective Insurance Group, Inc.
Selective Insurance Group, Inc., through its subsidiaries, offers standard commercial, standard personal, and excess and surplus lines property and casualty insurance products.
We classify our business into four reportable segments:
•
Standard Commercial Lines — comprised of insurance products and services provided in the standard marketplace to commercial enterprises, which are typically businesses, non-profit organizations, and local government agencies. As of March 31, 2018, this business represents 82% of our total insurance segments’ net premiums written (“NPW”) and is sold in 25 states and the District of Columbia;

•
Standard Personal Lines — comprised of insurance products and services provided primarily to individuals acquiring coverage in the standard marketplace. As of March 31, 2018, this business represents 11% of our total insurance operations’ NPW and is primarily sold in 13 Eastern and Midwestern states. Standard Personal Lines includes flood insurance coverage. We are the fifth largest writer of this coverage through the National Flood Insurance Program and write flood business in all 50 states and the District of Columbia;

•
Excess and Surplus Insurance Lines — comprised of insurance products and services provided to customers who have not obtained coverage in the standard marketplace. We currently only write commercial lines excess and surplus coverages and, as of March 31, 2018, this business represents 7% of our total insurance operations’ NPW and is sold in all 50 states and the District of Columbia; and

•
Investments — invests the premiums collected by our insurance operations, as well as amounts generated through our capital management strategies, which may include the issuance of debt and equity securities.

We conduct our insurance operations, manage our investments and administer federal flood insurance products and services through one or more of the following subsidiaries (collectively, the “Insurance Subsidiaries”):
•
Selective Insurance Company of America;

•
Selective Way Insurance Company;

•
Selective Auto Insurance Company of New Jersey;

•
Selective Insurance Company of the Southeast;

•
Selective Insurance Company of South Carolina;

•
Selective Insurance Company of New York;

•
Mesa Underwriters Specialty Insurance Company;

•
Selective Insurance Company of New England;

•
Selective Casualty Insurance Company; and

•
Selective Fire and Casualty Insurance Company.

Selective Insurance Group, Inc. was incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”
Because Selective Insurance Group, Inc. is a holding company, we rely on the Insurance Subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict the amount of dividends or other distributions that the Insurance Subsidiaries may pay to us.
Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain certain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a safe harbor under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by use of the words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, all subsequent quarterly reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.
For the purpose of computing the ratios of earnings to fixed charges, “earnings” consist of income before tax and fixed charges. “Fixed charges” consist of interest expenses and amortization of expenses related to indebtedness and the portion of rental expense, which is considered to be representative of the interest factors in our leases.
The ratio of earnings to fixed charges for each of the periods indicated is as follows:
Three Months Ended March 31, 2018	Year Ended December 31,
	2017	2016	2015	2014	2013
3.9x	10.2x	9.2x	9.9x	8.2x	5.7x

USE OF PROCEEDS
We will set forth the anticipated use of the net proceeds from the sale of securities in the applicable prospectus supplement. We will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 360,000,000 shares of common stock, $2.00 par value, and 5,000,000 shares of preferred stock, without par value. As of May 31, 2018, there were issued and outstanding 58,781,145 shares of common stock. We had no preferred stock issued and outstanding.
The following is a description of the material terms of our capital stock:
Common Stock
All shares of our common stock have equal rights. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by the board of directors (the “Board”). The holders of our common stock have one vote per share on all matters submitted to a vote of our stockholders, except as set forth in our Amended and Restated Certificate of Incorporation, and the right to our net assets in liquidation after payment of any amounts due to creditors and any amounts due to the holders of our preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of our common stock are fully paid and nonassessable.
Our By-Laws provide that the annual meeting of stockholders shall be held on a business day during the last week in April in each year at our principal office or at such other time, date and place as is designated by the Board. A written notice of meeting must be given to each stockholder at least ten but not more than sixty days before the meeting.
The transfer agent and registrar for our common stock is EQ Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854.
Preferred Stock
Under our Amended and Restated Certificate of Incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption and other rights and preferences fixed by the Board. Of the 5,000,000 shares of preferred stock authorized, 300,000 shares have been designated Series A junior preferred stock, without par value. The Board can issue preferred stock without any approval by our stockholders.
Antitakeover Provisions
Under our Amended and Restated Certificate of Incorporation, a merger, consolidation, sale of all or substantially all of our assets or other business combination involving an interested stockholder holding 10% or more of the voting power of our capital stock requires the affirmative vote of two-thirds of our outstanding voting stock unless the transaction has been approved by a majority of those members of the Board who are not affiliated with the interested stockholder or unless the interested stockholder offers a fair price and reasonably uniform terms to all other stockholders, as described in our Amended and Restated Certificate of Incorporation. Additionally, our Amended and Restated Certificate of Incorporation and By-Laws provide that a director may be removed from office by our stockholders only for cause and by the affirmative vote of the majority of the votes cast by stockholders entitled to vote for the election of directors. The vote of two-thirds of our outstanding voting stock are required to amend or repeal these provisions.
Our By-Laws establish advance written notice procedures for stockholders seeking to nominate candidates for election as directors and to bring business before an annual meeting of our stockholders. Under our By-Laws, only persons who are nominated by the Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as a director. Our By-Laws further provide that any matter to be presented at any meeting of stockholders must be presented either by the Board or by a stockholder in compliance with the procedures in our By-Laws.

The foregoing provisions have the effect of discouraging, delaying or preventing attempts to take over the Company.
Regulation of Insurance Company Takeovers
We own, directly or indirectly, all of the shares of stock of our insurance company subsidiaries domiciled in New Jersey, New York and Indiana. State insurance laws require prior approval by state insurance departments of any acquisition of control of an insurance company domiciled in the state or a company which controls an insurance company domiciled in the state. For this purpose, control generally includes ownership of 10% or more of the voting securities of, or the possession of proxies representing 10% or more, of an insurance company or insurance holding company, unless the state insurance commissioner determines otherwise. As such, any purchase of 10% or more of our common stock could require approval of the insurance departments in the states mentioned above.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the general terms and provisions of the debt securities which may be offered hereunder by us from time to time. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities offered hereunder will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below. In addition, the applicable prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC rules.
We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities.
We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to “subordinated debt securities” in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.
The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt Indenture
The senior debt securities may be issued from time to time in series under the senior debt indenture dated as of February 8, 2013, by and between the Company and U.S. Bank National Association, as trustee (the “senior debt indenture”). Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the senior debt indenture, it being intended that those defined terms will be incorporated herein by reference. The senior debt indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time.
The subordinated debt securities may be issued from time to time in series under the “senior subordinated debt indenture” or the “junior subordinated debt indenture”. Each indenture is a contract between us and U.S. Bank National Association, as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.
Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.
The trustee has two main roles:
1.
The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities.

2.
The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below for information on how to obtain a copy.
General
We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, purchase contracts and preferred stock or common stock, as described below under “Description of Purchase Contracts and Purchase Units.”
This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. The forms of senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions that may be important to you.
This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information.”
We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the title of the series of debt securities;

•
whether it is a series of senior debt securities or a series of subordinated debt securities;

•
any limit on the aggregate principal amount of the series of debt securities;

•
the date or dates on which the series of debt securities will mature;

•
the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•
the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•
the circumstances, if any, in which principal, if any, or interest on such debt security may be deferred;

•
the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•
any optional redemption or repayment provisions;

•
the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•
if other than denominations of  $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

•
the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•
if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•
if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee;

•
any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•
the applicability of the provisions described under “— Defeasance” below;

•
any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•
whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons, and any special provisions relating to bearer securities that are not addressed in this prospectus;

•
if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•
any other special feature of the series of debt securities.

Overview of Remainder of this Description
The remainder of this description summarizes:
•
Additional mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments (see “Additional Mechanics” below);

•
Holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the debt securities (see “Special Situations” below);

•
Subordination provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities (see “Subordination Provisions” below);

•
Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance (see “Defeasance” below); and

•
Holders’ rights if we default or experience other financial difficulties (see “Events of Default” below).

Additional Mechanics
Form, Exchange and Transfer
Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
in denominations that are even multiples of  $1,000. (Section 3.02).

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05). This is called an exchange.
Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05). The trustee’s agent may require an indemnity before replacing any debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02).
If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05).
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.
The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.
A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.
Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.
We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 3.09).
We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.
Registered and Bearer Securities
Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05). We may also have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the debt securities outside the United States to non-U.S. person and if permitted by applicable laws and regulations. In such case, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise will be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee, currently located at 60 Livingston Ave., St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02).
Notices
We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 1.06).
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05).

Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, any Person (as defined in the applicable indenture) subject to all the following conditions being met:
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the resulting, surviving or transferee Person must be organized and existing under the laws of the United States, any state thereof or the District of Columbia, and it shall expressly assume, by a supplemental indenture, executed and delivered to the applicable trustee in form satisfactory to such trustee, the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the applicable indenture on the part of the Company to be performed or observed;

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after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

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we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver of the Debt Securities
We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:
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modify the terms of payment of principal, premium or interest;

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reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder; or

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modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.
Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by us, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of us to any of our subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by us or our subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any of our capital stock.
Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:
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a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

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any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms, unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.
If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions that would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.
After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.
The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
Defeasance
The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 6.02).
Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:
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we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

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our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.
Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.
Events of Default
The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.
Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:
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default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

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default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

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default for 30 days in the payment of any installment of interest on any debt security of such series;

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default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or

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any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 8.02).
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Section 7.02).
The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Section 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Section 7.07 and Section 7.08).
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:
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a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

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a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

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a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Section 9.04 and Section 12.05).
Our Relationship with the Trustee
Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and any of our subsidiaries. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each security holder;

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the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”
The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:
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whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers;

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through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Stock Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Robyn P. Turner, Vice President, Assistant General Counsel and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the common stock and preferred stock, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as legal counsel to Selective Insurance Group, Inc.
EXPERTS
The consolidated financial statements of Selective Insurance Group, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other required information with the SEC. The public may read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
1.
our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018 and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018;

2.
portions of our Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders, filed with the SEC on March 26, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017;

3.
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018;

4.
our Current Report on Form 8-K, filed with the SEC on March 12, 2018; and

5.
the descriptions of the common stock and preferred share purchase rights associated with the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updated those descriptions.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
We will provide without charge upon written or oral request to each person, to whom this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attention: Michael H. Lanza, Executive Vice President and General Counsel
Telephone: (973) 948-3000

$
    % Senior Notes due 2049

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
RBC Capital Markets	Wells Fargo Securities
BofA Merrill Lynch

           , 2019